UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2024

FORTE BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38052	26-1243872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Pegasus Park Dr. Building 6 Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 618-6994

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FBRX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 19, 2024, Forte Biosciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with certain qualified institutional buyers, institutional accredited investors and certain executive officers and senior management (each, a “Purchaser” and collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchasers (i) 4,931,389 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a purchase price of $5.552 per Share, representing the average of the Nasdaq Official Closing Price of the Company’s Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the Purchase Agreement, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 4,615,555 shares of Common Stock (the “Warrant Shares” and together with the Shares and the Pre-Funded Warrants, the “Securities”), at a purchase price of $5.551 per Pre-Funded Warrant, provided that each Purchaser may elect to change its allocation of Shares and Pre-Funded Warrants prior to closing. The Pre-Funded Warrants will have an exercise price of $0.001 per share of Common Stock, be immediately exercisable and remain exercisable until exercised in full. The holders of Pre-Funded Warrants may not exercise a Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise or such lower percentage as determined by each Purchaser. The holders of Pre-Funded Warrants may increase or decrease such percentages not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

The Private Placement is expected to close on November 21, 2024, subject to the satisfaction of customary closing conditions. The gross proceeds of the Private Placement are expected to be approximately $53.0 million, before deducting offering expenses payable by the Company. The Company intends to use the net proceeds from the Private Placement to fund working capital and other general corporate purposes.

Certain executive officers and senior management of the Company participated in the Private Placement, purchasing approximately $475,000 of Securities in the aggregate. The participation of these executive officers in the Private Placement was disclosed to, and approved by, the Board of Directors of the Company (the “Board”) and the audit committee of the Board.

The foregoing description of the Purchase Agreement and the Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement and the form of the Pre-Funded Warrant, which are attached hereto as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Registration Rights

In connection with the execution of the Securities Purchase Agreement, the Company and the Purchasers entered into a Registration Rights Agreement, dated November 19, 2024 (the “Registration Rights Agreement”), providing for the registration for resale of the Securities (including the Warrant Shares) pursuant to a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) within thirty (30) days following the closing of the Private Placement. The Company has agreed to use its best efforts to cause the Registration Statement to be declared effective as soon as possible, but in no event later than sixty (60) days after the closing of the Private Placement (or one hundred and twenty (120) days in the event of a full review of the Registration Statement by the SEC), and to keep the Registration Statement continuously effective from the date on which the SEC declares the Registration Statement to be effective until such date that all Registrable Securities (as such term is defined in the Registration Rights Agreement) covered by the Registration Statement have been publicly sold by the Purchasers or otherwise shall have ceased to be Registrable Securities under the Registration Rights Agreement.

The Company has granted the Purchasers customary indemnification rights in connection with the Registration Rights Agreement. The Purchasers have also granted the Company customary indemnification rights in connection with the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference into this Item 1.01.

Letter Agreements

In connection with, and as a condition to, the closing of the Private Placement, the Company has agreed to enter into letter agreements with each of OrbiMed Advisors LLC (“OrbiMed”) and Tybourne Strategic Opportunities Fund II, LP (“Tybourne”). Pursuant to the terms of the letter agreements, the Company has agreed that, during the period beginning ninety (90) days after the closing date of the Private Placement and ending on the three (3) year anniversary of the closing date of the Private Placement (or earlier upon OrbiMed or Tybourne, respectively, failing to meet certain ownership thresholds), if the Company’s Common Stock trades within certain specified parameters for thirty (30) consecutive trading days, each of OrbiMed and Tybourne shall be entitled to designate one individual to serve on the Board, in each case pursuant and subject to the terms of the applicable letter agreement and compliance with applicable Nasdaq and SEC regulations and the Board’s fiduciary duties under applicable law. In addition, for the duration of the applicable designation period, the Company shall also include such designee in the slate of nominees recommended by the Board for election at each annual or special meeting of the Company’s stockholders at which directors of such designee’s class are to be elected. The letter agreement with OrbiMed also provides OrbiMed a participation right in future offerings of the Company’s equity securities.

The summary of the letter agreements set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreements, each of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 is hereby incorporated by reference in response to this Item 3.02 of this Current Report on Form 8-K.

The Company will sell the securities to “accredited investors,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Purchasers represented that they are acquiring the securities for investment only and not with a view towards the resale or distribution thereof in violation of the Securities Act. Accordingly, the securities have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the Securities described herein.

Item 7.01.	Regulation FD Disclosure.

On November 20, 2024, the Company issued a press release announcing the Private Placement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such filing.

Forward Looking Statements

This report contains certain forward-looking statements regarding the business of the Company that are not a description of historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the use of proceeds of the offering; the completion of the offering; and the registration of securities issued in the offering. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, those associated with market conditions; satisfaction of customary closing conditions in the Private Placement; and risks related to the Company’s estimates regarding future expenses, capital requirements and need for additional financing.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in the company’s Quarterly Report on Form 10-Q filed on November 14, 2024, and elsewhere in the Company’s reports and other documents that the Company has filed, or will file, with the SEC from time to time that are available at www.sec.gov.

You are cautioned not to place undue reliance on forward-looking statements which are current only as of the date hereof. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

4.1	Form of Pre-Funded Warrant

10.1	Securities Purchase Agreement, dated November 19, 2024, by and among the Company and the Purchasers

10.2	Registration Rights Agreement, dated November 19, 2024, by and among the Company and the Purchasers

99.1	Press Release dated November 20, 2024

104	The cover page of this Current Report on Form 8-K, formatted in inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTE BIOSCIENCES, INC.

Date: November 20, 2024	By:	/s/ Antony Riley
Antony Riley Chief Financial Officer